UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 24, 2014

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of New Compensation Arrangement

On December 24, 2014, the Compensation Committee of Liberty Media Corporation (“Liberty”) approved a new compensation arrangement with Gregory B. Maffei, the President and Chief Executive Officer of Liberty. The arrangement provides for a five year employment term beginning January 1, 2015 and ending December 31, 2019, with an annual base salary of $960,750, increasing annually by 5% of the prior year’s base salary, and an annual target cash bonus equal to 250% of the applicable year’s base salary. The arrangement also provides Mr. Maffei with the opportunity to earn annual performance-based equity incentive awards during the employment term, as described in more detail below.  In connection with the approval of his compensation arrangement, Mr. Maffei was granted options with respect to our Series C common stock, par value $0.01 per share (“LMCK”), also as described in more detail below.

The arrangement provides that, in the event Mr. Maffei is terminated for “cause,” he will be entitled to only his accrued base salary and any amounts due under applicable law. If Mr. Maffei is terminated by Liberty without cause or if Mr. Maffei terminates his employment for good reason, he is entitled to his accrued base salary, his accrued but unpaid bonus and any amounts due under applicable law (the “Standard Entitlements”), a severance payment of 1.5 times his base salary during the year of his termination to be paid in equal installments over 18 months, a payment equal to $11,750,000 pro rated based upon the elapsed number of days in the calendar year of termination (including the date of termination), with (subject to certain exceptions) up to 25% of such amount payable in shares of LMCK, at the discretion of Liberty and with the remainder of such amount paid in cash (the “Pro Rated Amount”), a payment equal to $17,500,000, with (subject to certain exceptions) up to 25% of such amount payable in shares of LMCK at the discretion of Liberty and with the remainder of such amount paid in cash (the “Un-Pro Rated Amount”), and continued use of certain services and perquisites provided by Liberty, including continued use of Liberty’s aircraft (the “Services”). If Mr. Maffei terminates his employment without “good reason,” he will be entitled to the Standard Entitlements and a payment of the Pro Rated Amount. Lastly, in the case of Mr. Maffei’s death or disability, he is entitled to the Standard Entitlements, a payment of 1.5 times his base salary during the year of his termination, payments of the Pro Rated Amount and the Un-Pro Rated Amount, and, only in the case of his termination for disability, the Services.

Mr. Maffei’s compensation arrangement was memorialized in a definitive employment agreement on December 29, 2014 (the “Employment Agreement”), which also contains other customary terms and conditions.

Equity Awards

Term Options. Also on December 24, 2014, in connection with the approval of his compensation arrangement, Mr. Maffei received a one-time grant of 3,298,724 options to purchase shares of LMCK at an exercise price of $34.04  per share (the “Term Options”). One-half of the Term Options will vest on the fourth anniversary of the grant date with the remaining Term Options vesting on the fifth anniversary of the grant date, in each case, subject to Mr. Maffei being employed on the applicable vesting date. The Term Options will have a term of 7 years.

Upon a change in control (as defined in the Employment Agreement) prior to Mr. Maffei’s termination or in the event of Mr. Maffei’s termination for death or disability, all of his unvested Term Options will become exercisable. If Mr. Maffei is terminated by Liberty without cause (as defined in the Employment Agreement) or if he terminates his employment for good reason (as defined in the

Employment Agreement), then each unvested tranche of Term Options will vest pro rata based on the number of days elapsed since the grant date plus 548 calendar days; however, in the event (i) all members of the “Malone Group” cease to beneficially own Liberty securities representing at least 20% of Liberty’s voting power, (ii) within 90 to 210 days of clause (i) Mr. Maffei’s employment is terminated by Liberty without cause or by Mr. Maffei for good reason and (iii) at the time of clause (i) Mr. Maffei does not beneficially own Liberty securities representing at least 20% of Liberty’s voting power, then all unvested Term Options will vest in full as of the date of Mr. Maffei’s termination.  If Mr. Maffei terminates his employment without good reason, then each unvested tranche of Term Options will vest pro rata based on the number of days elapsed since the grant date. In the event of a “change in control” prior to Mr. Maffei’s termination, all of the Term Options will remain exercisable until the end of the term. If Mr. Maffei is terminated for “cause” prior to December 31, 2019 (without a prior change in control occurring), then all unvested Term Options will terminate immediately and all vested Term Options will expire on the 90th day following such termination. In all other events (without a prior change in control occurring) or if Mr. Maffei has not been terminated prior to December 31, 2019, any unvested Term Options will terminate immediately and all vested Term Options will expire at the end of the term.

Annual Performance-Based Awards. Beginning in 2015, Mr. Maffei will receive annual grants of performance-based options to purchase shares of LMCK with a term of 7 years (the “Performance Options”) and performance-based restricted stock units with respect to LMCK (the “Performance RSUs” and together with the Performance Options, the “Performance Awards”). Grants of Performance Awards made by Liberty and grants of similar performance-based awards made by Liberty Interactive Corporation (“LIC”) (with whom Mr. Maffei has executed a substantially similar employment agreement on December 29, 2014) will be allocated between the two companies based on the relative market capitalization of all series of Liberty common stock, on the one hand, and all series of LIC common stock, on the other hand. The aggregate target amount to be allocated between Liberty and LIC will be $16 million with respect to calendar year 2015, $17 million with respect to calendar year 2016, $18 million with respect to calendar year 2017, $19 million with respect to calendar year 2018 and $20 million with respect to calendar year 2019.  In the first quarter of each applicable year, the Compensation Committee of the board of directors of Liberty will establish performance metrics with respect to a grant of Performance Awards with a maximum aggregate value of 100% of the aggregate target amount allocated to Liberty for that year (the “Target Awards”). The Compensation Committee has retained the sole discretion to establish metrics which will allow it to exercise negative discretion to reduce the amount by which the Target Award will become exercisable on the Determination Date (as defined below) and/or metrics which, if met, would not allow it to exercise negative discretion, in each case, as will be more particularly described in the applicable award agreement.  Mr. Maffei is also eligible to receive an additional grant of Performance Awards, with respect to any such grant year, with a value up to 50% of the aggregate target amount allocated to Liberty for the relevant year, in the sole discretion of the Compensation Committee (the “Above Target Awards”).  The Compensation Committee, may in its sole discretion, determine to establish additional performance metrics with respect to such Above Target Awards.  While the Compensation Committee retains discretion in setting the final performance metrics, Mr. Maffei has the right to provide input on the performance metrics set by the Compensation Committee.

Mr. Maffei will elect what percentage of the Target Awards and Above Target Awards will be issued as Performance Options and Performance RSUs prior to their grant (in the case of the Target Awards) and prior to the end of the year to which the Performance Awards relate (in the case of the Above Target Awards), although he cannot elect to have more than 80% of the aggregate target amount allocated to Liberty for that year issued in the form of one type of award. Should Mr. Maffei not specify an allocation with respect to the Target Awards, they will be allocated 50/50 between Performance Options and Performance RSUs. In the event Mr. Maffei does not specify an allocation with respect to the Above Target Awards, the allocation will be made in the same proportion as the Target Awards.  Prior to March 15 of the year following the relevant grant year (the “Determination Date”), the Compensation

Committee will determine (i) the number of vested Performance Awards with respect to the Target Awards and (ii) whether any Performance Awards should be granted with respect to Above Target Awards (which, if granted, would vest immediately upon grant). Any Performance Awards with respect to the Target Awards that do not become exercisable as of the Determination Date will terminate.

Upon Mr. Maffei’s termination for any reason, his unvested Performance Awards (including any “dividend equivalents” related to any unvested Performance RSUs) will terminate at the close of business on the day of the separation, except that, if Mr. Maffei remains employed through the end of the relevant grant year but his termination occurs prior to the Determination Date with respect to the Performance Awards relating to such grant year, such Performance Awards will remain outstanding until the Determination Date and become exercisable to the extent determined by the Compensation Committee (and Mr. Maffei will be eligible to receive a grant of any Above Target Awards relating to such grant year, in the sole discretion of the Compensation Committee). Upon a change in control after January 1, 2015, but prior to Mr. Maffei’s termination, all vested Performance Options (and any Performance Options that vest after such change in control) will terminate at the expiration of the original term.  If Mr. Maffei is terminated by Liberty for cause (without a prior change in control) prior to December 31, 2019, all unvested Performance Awards will terminate, and all vested Performance Options will terminate at the close of business on the 90th day following the termination. In all other events of termination (without a prior change in control) or if Mr. Maffei has not been terminated prior to December 31, 2019, all vested Performance Options will terminate at the expiration of the original term.

Item 7.01.  Regulation FD Disclosure

On December 29, 2014, Liberty and LIC issued a joint press release announcing the approval of the new compensation arrangements with Mr. Maffei described above. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The information included in this Item 7.01 and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release, dated December 29, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2014

LIBERTY MEDIA CORPORATION

By:	/s/ Pamela L. Coe
Name: Pamela L. Coe
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release, dated December 29, 2014